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                           AVIATION DISTRIBUTORS, INC.

                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT to the Employment Agreement dated July 16, 1997 (the "Employment Agreement") by and between OSAMAH S. BAKHIT, a married man residing at 23015 Cecilia, Mission Viejo, California 92691 ("BAKHIT" or "Executive"), and AVIATION DISTRIBUTORS, INC., a Delaware corporation with offices at One Wrigley Drive, Irvine, California 92618 (the "Company" or "ADI") is made as of this 17th day of November, 1997 for the purpose of setting forth the agreement of the parties with respect to certain amended terms of the Employment Agreement, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference, as set forth below:

     1. The parties agree to amend Section 1.1 of the Employment Agreement to read in full as follows:

          1.1 Executive shall be employed by the Company. Executive shall devote substantially all of his working time and efforts to the business of the Company. Until revised by mutual agreement, Executive's duties shall be as set forth in the Memorandum of Duties dated November 17, 1997, a copy of which is attached hereto as Exhibit "B" and incorporated herein by this reference. Executive shall perform such duties and responsibilities in accordance with the practices and policies of the Company as in effect from time to time in accordance with Executive's employment arrangements with the Company. Executive shall report directly to the Board.


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     2.   The Company agrees to observe and abide by the terms and conditions set forth in the resolutions of the Board of Directors as set forth in the Certificate of Secretary dated November 13, 1997, a copy of which is attached hereto as Exhibit "C" and incorporated herein by this reference.

     3. The Company agrees to observe and abide by all of the terms and conditions of the Employment Agreement other than as amended hereby. In connection with the Company's agreement to indemnify BAKHIT as set forth in
Section 21 of the Employment Agreement, the Company (i) acknowledges that the Company will continue to honor its contractual and statutory duty to indemnify him to the full extent permitted by Delaware law for any costs, expenses or damages suffered as a consequence of such litigation or investigations, (ii) agrees to advance the costs of defense for BAKHIT in connection with legal actions brought against him, whether civil, criminal, or administrative in nature.

     4. BAKHIT hereby resigns as the President, Chief Executive Officer, Chairman of the Board, and a member of the Board of Directors of ADI, and ADI hereby accepts such resignation.

     5. The Company agrees to use its best efforts and to take such steps as may be reasonably necessary to provide that BAKHIT will continue to be covered by the Company's directors and officers insurance. The Company acknowledges that nothing herein is intended to constitute grounds for BAKHIT's exclusion from coverage.

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     IN WITNESS WHEREOF, the parties have executed this Amendment to the
Employment Agreement at Irvine, California on the date first written above.

AVIATION DISTRIBUTORS, INC.


By: /s/ Bruce H. Haglund
   --------------------------------
   Bruce H. Haglund, Secretary


/s/ OSAMAH S. BAKHIT
-----------------------------------
OSAMAH S. BAKHIT



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